Exhibit 99.1
News Release
Novelis Reports First Quarter Fiscal 2021 Results
Diversified product portfolio including resilient beverage can business and prudent cost controls provide near- and long-term stability

Q1 Fiscal Year 2021 Highlights
•Net loss from continuing operations of $61 million, down 148% YoY; excluding special items, net income of $22 million
•Shipments of 774 kilotonnes, down 7% YoY
•Adjusted EBITDA of $253 million, down 32% YoY
•Strong balance sheet with $2.1 billion in liquidity
•Completed acquisition of Aleris on April 14 and began integration to drive synergies; Q1 fiscal 2021 results include the acquired business

ATLANTA, August 12, 2020 – Novelis Inc., the world leader in aluminum rolling and recycling, today reported a net loss attributed to its common shareholder of $79 million, and a net loss from continuing operations of $61 million for the first quarter of fiscal year 2021, down 162 percent and 148 percent, respectively, versus the prior year period. Excluding tax-effected special items in both years, first quarter fiscal 2021 net income was $22 million, down 85 percent versus the prior year period. This decline is due mainly to the after-tax impact of lower Adjusted EBITDA, as well as higher depreciation and amortization and unrealized derivative losses mainly associated with the acquisition of Aleris.
While the company's financial results were impacted by the COVID-19 pandemic, the resiliency of the beverage can market provided stability and demand trends in the automotive and specialty markets recovered significantly towards the end of the quarter. Most notably, its automotive customers across regions are trending positively toward pre-pandemic production levels. In addition to healthy automotive customer pull, the company is beginning to realize targeted operating fixed costs, general administrative expenses and R&D savings. Novelis has also maintained substantial liquidity to help navigate the current dynamic environment and manage the successful integration of Aleris. As demand trends increase in certain markets, the company continues working closely with customers to leverage its global manufacturing footprint and adjust production levels to meet their needs.

”With employee safety as our top priority, Novelis continues implementing a number of measures to protect our colleagues from COVID-19-related challenges, while successfully serving our customers and integrating Aleris with minimal disruption,” said Steve Fisher, President and CEO, Novelis Inc. “We entered this fiscal year in a position of strength based on four consecutive years of record earnings and remain confident in our ability to handle this near-term uncertainty. Based on our diverse product portfolio, reliable and efficient operations, and world-class workforce, we have the flexibility and expertise to provide the solutions our customers need.”

Net sales decreased 17 percent from the prior year period to $2.4 billion for the first quarter of fiscal 2021. This was driven by sharply lower average LME aluminum prices and local market premiums, as well as a seven percent decline in total flat rolled product shipments. Shipments of 774 kilotonnes were impacted by weak market conditions, partially offset by the addition of the acquired Aleris business.

Adjusted EBITDA decreased 32 percent to $253 million in the first quarter of fiscal 2021 compared to $372 million in the prior year period. The decrease was driven mainly by lower shipments and unfavorable product mix but partially offset by strong cost control, and EBITDA contribution from the acquired Aleris business.

Year-to-date fiscal 2021 free cash flow of negative $151 million compares to negative $94 million in the prior year period, driven primarily by lower Adjusted EBITDA, timing of taxes, and exceptional items, partially offset by lower capital expenditures. Capital expenditures decreased versus the prior year to $106 million, as the company defers non-strategic capital spending to conserve cash. While the first quarter free cash flow was pressured as a result of the pandemic, the company expects it can achieve strong positive free cash flow for the full 2021 fiscal year.

	Three Months Ended June 30,
(in $ millions, non-GAAP measures)	2020	2019
Free cash flow	$(151)	$(94)
Capital expenditures	106	162
Free cash flow before capital expenditures	$(45)	$68

"We swiftly implemented a number of cost reduction initiatives to create sustainable flexibility in our cost structure, and are prepared to take further action if needed based on customer demand trends,” said Devinder Ahuja, Senior Vice President and Chief Financial Officer, Novelis Inc. "These initiatives, combined with our strong liquidity position and identified business combination synergies provide us the confidence to manage through near-term market headwinds while continuing to strengthen the business for future success."
As of June 30, 2020, the company reported a strong total liquidity position of $2.1 billion. Net leverage increased during the quarter to 3.8x, reflecting higher debt levels related to funding the acquisition of Aleris. Net leverage is in line with the company's guidance at deal announcement to be below 4x at acquisition close, with a commitment to bring this below 3x within two years.
COVID-19 Response
Novelis’ primary focus remains the health and well-being of its employees. The company is closely monitoring the changing landscape with respect to the COVID-19 pandemic and taking actions to manage its business and support customers. Novelis has bolstered its Environmental Health and Safety protocols to align with guidance from global health authorities and government agencies across company operations to help ensure the safety of its employees, customers, suppliers, communities and other stakeholders. The COVID-19 pandemic has caused travel and business disruption and economic volatility. There have been government mandates to stay at home or avoid large gatherings. As a result, some customers have temporarily shut down manufacturing facilities at times due to lack of demand, government decree, and/or public health concerns. Similarly, Novelis temporarily shut down some of its production to align with customer demand and reduce operating costs. We have identified approximately $250 million in potential cost reductions, between operating fixed costs, SG&A and R&D, should market conditions remain soft. The company will continue to scale production based on customer demand.
Aleris Acquisition
On April 14, 2020, Novelis closed its acquisition of Aleris Corporation and has begun integrating the two companies. The acquisition provides a number of strategic benefits, including product portfolio diversification with the entry into high-value aerospace and enhances our strategic position in Asia. We also believe that the acquisition of Aleris allows for approximately $150 million in potential annual cost synergies. The results from continuing operations reported today for the period ending June 30, 2020 reflect the acquired businesses. This excludes the Lewisport and Duffel plants pending divestment, reflected as results from discontinued operations. The company filed a form 8-K/A with the Securities and Exchange Commission on June 30, 2020, providing historical and pro forma financial information related to the acquisition.

Fiscal Year 2021 Earnings Conference Call
Novelis will discuss its fiscal year 2021 results via a live webcast and conference call for investors at 8:00 a.m. ET on Wednesday, August 12, 2020. To view slides and listen only, visit https://cc.callinfo.com/r/1ozd7sj2fdygy&eom. To join by telephone, dial toll-free in North America at 800-379-4140, India toll-free at 1800 266 0841 or the international toll line at +1-212-271-4651. Presentation materials and access information may also be found at novelis.com/investors.

About Novelis
Novelis Inc. is driven by its purpose to shape a sustainable world together. As a global leader in innovative products and services and the world's largest recycler of aluminum, we partner with customers in the aerospace, automotive, beverage can and specialties industries to deliver solutions that maximize the benefits of lightweight aluminum throughout North America, Europe, Asia and South America. Novelis is a subsidiary of Hindalco Industries Limited, an industry leader in aluminum and copper, and the metals flagship company of the Aditya Birla Group, a multinational conglomerate based in Mumbai, India. For more information, visit novelis.com.
Non-GAAP Financial Measures
This news release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. We believe these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure will be available in the presentation slides filed as Exhibit 99.2 to our Current Report on Form 8-K furnished to the SEC concurrently with the issuance of this press release. In addition, the Form 8-K includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.
Attached to this news release are tables showing the Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Reconciliation to Adjusted EBITDA, Free Cash Flow, Liquidity, Net Income from continuing operations excluding Special Items, and Segment Information.
Forward-Looking Statements
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward looking statements in this news release are statements about our expectation of strategic benefits, including synergies, of the Aleris acquisition, and the possible future risks of the COVID-19 pandemic on our business. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing including in connection with potential acquisitions and investments; risks arising out of our acquisition of Aleris Corporation and related divestiture requirements; disruption to our global aluminum production and supply chain as a result of COVID-19; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, breakdown of equipment and other events; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy; changes in government regulations, particularly those affecting taxes, derivative instruments, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors are included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

Media Contact:	Investor Contact:
Matthew Bianco	Megan Cochard
+1 404 760 4159	+1 404 760 4170
matthew.bianco@novelis.adityabirla.com	megan.cochard@novelis.adityabirla.com

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,
(in millions)	2020	2019
Net sales	$2,426	$2,925
Cost of goods sold (exclusive of depreciation and amortization)	2,101	2,414
Selling, general and administrative expenses	122	127
Depreciation and amortization	118	88
Interest expense and amortization of debt issuance costs	70	65
Research and development expenses	19	19
Restructuring and impairment, net	1	1
Equity in net income of non-consolidated affiliates	(1)	—
Business acquisition and other integration related costs	11	17
Other expenses, net	75	4
	$2,516	$2,735
(Loss) income from continuing operations before income tax provision	(90)	190
Income tax (benefit) provision	(29)	63
Net (loss) income from continuing operations	$(61)	$127
Loss from discontinued operations, net of tax	(18)	—
Net (loss) income	$(79)	$127
Net income attributable to noncontrolling interest	—	—
Net (loss) income attributable to our common shareholder	$(79)	$127

Novelis Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions, except number of shares)	June 30, 2020	March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,729	$2,392
Accounts receivable, net
— third parties (net of allowance for uncollectible accounts of $7 and $8 as of June 30, 2020 and March 31, 2020, respectively)	1,213	1,067
— related parties	146	164
Inventories	1,611	1,409
Prepaid expenses and other current assets	149	145
Fair value of derivative instruments	94	202
Assets held for sale	5	5
Current assets of discontinued operations	473	—
Total current assets	$5,420	$5,384
Property, plant and equipment, net	4,545	3,580
Goodwill	935	607
Intangible assets, net	433	299
Investment in and advances to non–consolidated affiliates	781	760
Deferred income tax assets	199	140
Other long–term assets	235	219
Long–term assets of discontinued operations	960	—
Total assets	$13,508	$10,989
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Current portion of long–term debt	$50	$19
Short–term borrowings	2,176	176
Accounts payable
— third parties	1,548	1,732
— related parties	191	176
Fair value of derivative instruments	198	214
Accrued expenses and other current liabilities	645	613
Current liabilities of discontinued operations	151	—
Total current liabilities	$4,959	$2,930
Long–term debt, net of current portion	5,671	5,345
Deferred income tax liabilities	93	194
Accrued postretirement benefits	1,105	930
Other long–term liabilities	245	229
Long–term liabilities of discontinued operations	148	—
Total liabilities	$12,221	$9,628
Commitments and contingencies
Shareholder’s equity
Common stock, no par value; unlimited number of shares authorized; 1,000 shares issued and outstanding as of June 30, 2020 and March 31, 2020	—	—
Additional paid–in capital	1,404	1,404
Retained earnings	549	628
Accumulated other comprehensive income (loss)	(616)	(620)
Total equity of our common shareholder	$1,337	$1,412
Noncontrolling interest	(50)	(51)
Total equity	$1,287	$1,361
Total liabilities and equity	$13,508	$10,989

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,
(in millions)	2020	2019
OPERATING ACTIVITIES
Net (loss) income from continuing operations	$(61)	$127
Adjustments to determine net cash provided by operating activities:
Depreciation and amortization	118	88
Loss (gain) on unrealized derivatives and other realized derivatives in investing activities, net	15	(14)
Gain on sale of assets	(2)	(1)
Impairment charges	1	—
Deferred income taxes, net	(62)	28
Equity in net income of non-consolidated affiliates	(1)	—
Amortization of debt issuance costs and carrying value adjustments	6	5
Other, net	3	—
Changes in operating assets and liabilities:
Accounts receivable	130	(81)
Inventories	192	(36)
Accounts payable	(316)	43
Other assets	44	(2)
Other liabilities	(196)	(100)
Net cash (used in) provided by operating activities - continuing operations	(129)	57
Net cash used in operating activities - discontinued operations	(15)	—
Net cash (used in) provided by operating activities	$(144)	$57
INVESTING ACTIVITIES
Capital expenditures	(106)	(162)
Acquisition of business, net of cash acquired	(2,550)	—
Proceeds from sales of assets, third party, net of transaction fees and hedging	—	2
Proceeds from investment in and advances to non-consolidated affiliates, net	7	6
Proceeds from the settlement of derivative instruments, net	9	1
Other	3	4
Net cash used in investing activities - continuing operations	(2,637)	(149)
Net cash provided by investing activities - discontinued operations	10	—
Net cash used in investing activities	$(2,627)	$(149)
FINANCING ACTIVITIES
Proceeds from issuance of long-term and short-term borrowings	1,899	—
Principal payments of long-term and short-term borrowings	(7)	(6)
Revolving credit facilities and other, net	327	12
Debt issuance costs	(18)	(1)
Net cash provided by financing activities - continuing operations	2,201	5
Net cash used in financing activities - discontinued operations	(1)	—
Net cash provided by financing activities	$2,200	$5
Net decrease in cash, cash equivalents and restricted cash	(571)	(87)
Effect of exchange rate changes on cash	7	(3)
Cash, cash equivalents and restricted cash — beginning of period	2,402	960
Cash, cash equivalents and restricted cash — end of period	$1,838	$870

Cash and cash equivalents	$1,729	$859
Restricted cash (Included in "Other long-term assets")	12	11
Restricted cash (Included in "Prepaid expenses and other current assets")	8	—
Cash and cash equivalents of discontinued operations	89	—
Cash, cash equivalents and restricted cash — end of period	$1,838	$870

Reconciliation of Net income attributable to our common shareholder to Adjusted EBITDA (unaudited).
The following table reconciles Net income attributable to our common shareholder to Adjusted EBITDA, a non-GAAP financial measure.

	Three Months Ended June 30,
(in millions)	2020	2019
Net (loss) income attributable to our common shareholder	$(79)	$127
Net income attributable to noncontrolling interests	—	—
Income tax provision	(29)	63
Interest, net	67	62
Depreciation and amortization	118	88
EBITDA	$77	$340

Adjustment to reconcile proportional consolidation	14	15
Unrealized losses (gains) on change in fair value of derivative instruments, net	33	(6)
Realized (gains) losses on derivative instruments not included in segment income	3	2
Restructuring and impairment, net	1	1
Loss on sale of fixed assets	(2)	(1)
Purchase price accounting adjustments	28	—
Loss from discontinued operations, net of tax	18	—
Metal price lag	20	2
Business acquisition and other integration related costs	11	17
Other, net	50	2
Adjusted EBITDA	$253	$372

Free Cash Flow (unaudited)
The following table presents “Free cash flow."

	Three Months Ended June 30,
(in millions)	2020	2019
Net cash (used in) provided by operating activities - continuing operations	$(129)	$57
Net cash used in investing activities - continuing operations	(2,637)	(149)
Plus: Cash used in the acquisition of assets under a capital lease	—	—
Plus: Cash used in the acquisition of business, net of cash and restricted cash acquired	2,550	—
Plus: Accrued merger consideration	70	—
Less: Proceeds from sales of assets and business, net of transaction fees, cash income taxes and hedging	—	(2)
Free cash flow from continuing operations	(146)	(94)
Net cash used in operating activities - discontinued operations	(15)	—
Net cash provided by investing activities - discontinued operations	10	—
Free cash flow	$(151)	$(94)

Cash and Cash Equivalents and Total Liquidity (unaudited)
The following table reconciles the ending balances of cash and cash equivalents to total liquidity.

(in millions)	June 30, 2020	March 31, 2020
Cash and cash equivalents	$1,729	$2,392
Cash and cash equivalents of discontinued operations	89	—
Availability under committed credit facilities	308	186
Total liquidity	$2,126	$2,578
Reconciliation of Net income from continuing operations to Net income from continuing operations, excluding special items (unaudited)
The following table presents Net income from continuing operations excluding special items. We adjust for items which may recur in varying magnitude which affect the comparability of the operational results of our underlying business.

	Three Months Ended June 30,
(in millions)	2020	2019
Net (loss) income from continuing operations	(61)	127
Special Items:
Business acquisition and other integration related costs	11	17
Metal price lag	20	2
Restructuring and impairment, net	1	1
Charitable donation	50	—
Purchase price accounting adjustment	28	—
Tax effect on special items	(27)	(2)
Net income from continuing operations, excluding special items	$22	$145

Segment Information (unaudited)
The following table presents selected segment financial information (in millions, except shipments which are in kilotonnes).

Selected Operating Results Three Months Ended June 30, 2020	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$78	$20	$75	$76	$4	$253

Shipments (in kt)
Rolled products - third party	272	208	182	112	—	774
Rolled products - intersegment	—	4	2	1	(7)	—
Total rolled products	272	212	184	113	(7)	774

Selected Operating Results Three Months Ended June 30, 2019	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$170	$53	$53	$96	$—	$372

Shipments (in kt)
Rolled products - third party	289	223	183	135	—	830
Rolled products - intersegment	—	11	1	4	(16)	—
Total rolled products	289	234	184	139	(16)	830